UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 26, 2012

FOUR RIVERS BIOENERGY INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-31091	980442163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 South Molton Street, 3rd Floor London, United Kingdom	W1K 5QP
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (44) 1642 674085

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 26, 2012, Four Rivers BioEnergy Inc. (the “Company”), received, though a UK subsidiary, a $120,000 credit from HMRC (the UK Government tax authority) under the terms of the Research and Development Credit provisions in the UK tax legislation relating to eligible research and development expenditures (the ‘R&D Costs’) incurred in the fiscal year ended October 31, 2011 in the area of creating viable renewable fuels from the processing of waste oils (the ‘R&D Activity’). Aggregate credits of approximately $690,000 have been received since the R&D Activity was commenced by the Company in 2009

The Company plans to deploy the know-how that has been developed from the R&D Activity in the operation of its planned Waste-to-Energy Plant, which is currently being developed by it in the UK under its Verta Energy brand.

By prior agreement with HMRC this recent credit is to be used to pay off the over-due arrears of withholding taxes due in respect of the payroll of employees who were engaged in the R&D Activity (together with the professional fees that related to the preparation and submission of the claim).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2012	FOUR RIVERS BIOENERGY INC.

	By:	/s/ Martin Thorp
Name: Martin Thorp
Title: Chief Financial Officer